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Exhibit 10.20

GUARANTEE AND COLLATERAL AGREEMENT

made by

VALVINO LAMORE, LLC,

WYNN LAS VEGAS CAPITAL CORP.,

PALO, LLC,

WYNN RESORTS HOLDINGS, LLC,

DESERT INN WATER COMPANY, LLC,

WYNN DESIGN & DEVELOPMENT, LLC,

WORLD TRAVEL LLC,

LAS VEGAS JET, LLC,

WYNN LAS VEGAS, LLC

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

Dated as of October 30, 2002

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SECTION 6. REMEDIAL PROVISIONS		23
6.1.	Nevada Gaming Laws and Intercreditor Agreements.	23
6.2.	Certain Matters Relating to Receivables.	23
6.3.	Communications with Obligors; Grantors Remain Liable.	23
6.4.	Pledged Securities.	24
6.5.	Proceeds to be Turned Over To Administrative Agent.	24
6.6.	Application of Proceeds.	25
6.7.	Code and Other Remedies.	25
6.8.	Registration Rights.	26
6.9.	Waiver; Deficiency.	27
SECTION 7. THE ADMINISTRATIVE AGENT		27
7.1.	Administrative Agent's Appointment as Attorney-in-Fact, etc.	27
7.2.	Duty of Administrative Agent.	29
7.3.	Execution of Financing Statements.	29
7.4.	Authority of Administrative Agent.	29
7.5.	Appointment of Co-Collateral Agents.	30
SECTION 8. MISCELLANEOUS		30
8.1.	Amendments in Writing.	30
8.2.	Notices.	30
8.3.	No Waiver by Course of Conduct; Cumulative Remedies.	30
8.4.	Enforcement Expenses; Indemnification.	30
8.5.	Successors and Assigns.	31
8.6.	Set-Off.	31
8.7.	Counterparts.	31
8.8.	Severability.	31
8.9.	Section Headings.	31
8.10.	Integration.	31
8.11.	GOVERNING LAW	32
8.12.	Submission to Jurisdiction; Waivers.	32
8.13.	Acknowledgments.	32
8.14.	Additional Grantors.	32
8.15.	Releases.	32
8.16.	WAIVER OF JURY TRIAL	33
8.17.	Regulatory Matters.	33

ii

GUARANTEE AND COLLATERAL AGREEMENT

        This GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 30, 2002, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 30, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), the Lenders, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, JPMorgan Chase Bank, as joint documentation agent, and the Administrative Agent and (ii) the other Secured Parties (as hereinafter defined).

RECITALS:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

        WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

        WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

        WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

        NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Managers, the Agents, including, without limitation, the Administrative Agent, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

        1.1.    Definitions.    (a) Any capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Disbursement Agreement (as defined below) and, if not defined therein, the respective meanings ascribed to such terms in the Credit Agreement; provided, that (1) any such capitalized terms used in this Agreement which are defined in both the Disbursement Agreement and the Credit Agreement shall have the respective meanings ascribed to such terms in the Disbursement Agreement, and (2) upon termination of the Disbursement Agreement, any defined terms used herein having meanings given to such terms in the Disbursement Agreement shall continue to have the meanings given to such terms in the Disbursement Agreement as amended and in effect immediately prior to such termination (provided that, following any such termination of the Disbursement Agreement, such terms and the meanings therefor may be amended or modified in accordance with Section 10.1 of the Credit Agreement). The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Letters of Credit, Letter of Credit Rights, Payment Intangible, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligation and Uncertificated Security.

          (b)  The following terms shall have the following meanings:

          "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Borrower Obligations": the collective reference to the Obligations (as defined in the Credit Agreement).

          "Collateral": as defined in Section 3.

          "Collateral Account": (i) any collateral account established by the Administrative Agent as provided in Section 6.2 or 6.5 or (ii) any cash collateral account established as provided in Sections 2.12(g) or 8 of the Credit Agreement.

          "Contracts": the contracts and agreements listed in Schedule 7 (which include, without limitation, all Material Contracts (as defined in the Credit Agreement) and all Material Project Documents (as defined in the Disbursement Agreement)) as such schedule may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder, (iv) all rights of any Grantor to cancel, terminate or suspend such Contracts or the performance of work thereunder, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder and (v) all rights of any Grantor to amend or modify such Contracts and to consent to any sale, assignment or disposition (by operation of law or otherwise) by the counterparty thereto of any part of such counterparty's interest in any such Contract.

          "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights": (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          "Disbursement Agreement": that certain Master Disbursement Agreement dated as of October 30, 2002 among the Borrower, the Administrative Agent and the other parties signatory thereto, as the same may hereafter be amended or modified in accordance with its terms and the terms of the Credit Agreement.

          "Excluded Assets": (i) the Aircraft and the Aircraft Note, (ii) the Company Accounts (it being understood that certain of the Company Accounts have been pledged to the Administrative Agent pursuant to the Company Collateral Account Agreements), (iii) subject to Section 7.13(b) of the Credit Agreement, any assets the acquisition of which was financed by Indebtedness permitted by Section 7.2(g) of the Credit Agreement, to the extent that the terms of such Indebtedness prohibit additional Liens on such assets (but only to the extent and so long as so prohibited), (iv) any Contract that prohibits the creation of a security interest therein or requires consent to such security interest (other than to the extent that any such prohibition or consent requirement would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC); provided, however, that the security interest shall attach immediately at such time as the restriction prohibiting assignment shall be removed or any condition thereto shall be satisfied, and (v) all Intellectual Property related to the name "Wynn Resorts".

          "General Intangibles": all "general intangibles" as such term is defined in Section 9-102(a)(42) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights and interests in, to and under contracts, agreements, instruments and indentures, including, without limitation, the Contracts, and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

          "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to the Grantors other than the Borrower.

          "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note": any promissory note evidencing loans made by any Grantor to Borrower or any of the other Grantors, including, without limitation, the Subordinated Intercompany Note (but excluding the Aircraft Note).

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting "investment property" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements, all Pledged Debt Securities and all Pledged Commodity Contracts.

          "Issuers": the collective reference to each issuer of a Pledged Security.

          "Nevada Gaming Authorities": as defined in the Credit Agreement.

          "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Non-Deliverable Collateral": as defined in Section 4.8(a).

          "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

          "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Patents": (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 6, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Permits": as defined in the Credit Agreement.

          "Pledged Commodity Contracts": all commodity contracts listed on Schedule 2 and all other commodity contracts to which any Grantor is party from time to time.

          "Pledged Debt Securities": the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

          "Pledged Securities": the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.

          "Pledged Security Entitlements": all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor.

          "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Receivable": any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account or Payment Intangible). References herein to a Receivable shall include any Supporting Obligation or collateral securing such Receivable.

          "Secured Parties": collectively, the Arrangers, the Agents, the Managers, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto.

          "Securities Act": the Securities Act of 1933, as amended.

          "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Trademarks": (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

          "Trade Secret License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 6.

          "Trade Secrets": (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

          "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing; provided, that the term "Vehicles" shall not include the Aircraft.

        1.2.    Other Definitional Provisions.    (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

          (d)  The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.

SECTION 2. GUARANTEE

        2.1.    Guarantee.

          (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b)  If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

          (c)  Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

          (d)  The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of all Obligations that do not arise under a Specified Hedge Agreement, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e)  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

        2.2.    Rights of Reimbursement, Contribution and Subrogation.    In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

          (a)  If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower, the Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property; and

          (b)  If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

          (c)  If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

          (d)  All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

          (e)  The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          (f)    Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

          (g)  Each Guarantor waives any right or claims of right to cause a marshalling of the Borrower's or any Guarantor's assets or to proceed against any Guarantor, the Borrower or any other guarantor of any of the Borrower's obligations in any particular order, including, but not limited to, any right arising out of Nevada Revised Statutes 40.430, to the fullest extent permitted by Nevada Revised Statutes 40.495(2).

        2.3.    Amendments, etc. with respect to the Borrower Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

        2.4.    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

        2.5.    Reinstatement.    The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

        2.6.    Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

        Each Grantor, subject to compliance with applicable Nevada Gaming Laws, hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)  all Accounts;

          (b)  all Chattel Paper;

          (c)  all Contracts;

          (d)  all Deposit Accounts;

          (e)  all Documents;

          (f)    all Equipment;

          (g)  all General Intangibles (including, without limitation, Payment Intangibles);

          (h)  all Instruments;

          (i)    all Intellectual Property;

          (j)    all Inventory;

          (k)  all Investment Property;

          (l)    all Letters of Credit and Letter of Credit Rights;

          (m)  all money;

          (n)  all Vehicles;

          (o)  all Goods and other property not otherwise described above:

          (p)  all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

          (q)  all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.;

          (r)  all Permits;

          (s)  all insurance policies and all loss proceeds and other amounts payable thereunder (including, without limitation, Insurance Proceeds) and all Eminent Domain Proceeds; and

          (t)    to the extent not otherwise included, all Proceeds, accessions and products of any kind and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing (including, without limitation, Supporting Obligations).

        Notwithstanding anything to the contrary in this Agreement, the term "Collateral" shall not include (i) any of the Excluded Assets, (ii) any license, permit, or authorization issued by any of the Nevada Gaming Authorities or any other Governmental Authority, or any other Collateral, which may not be pledged or in which a security interest may not be granted under Nevada Gaming Laws, or other applicable law, or under the terms of any such license, permit, or authorization, or which would require a finding of suitability or other similar approval or procedure by any of the Nevada Gaming Authorities or any other Governmental Authority prior to being pledged, hypothecated, or given as collateral security (to the extent such finding or approval has not been obtained), and (iii) any water rights, to the extent that the requisite approvals from the Nevada Public Utility Commission for the granting of security interests therein have not been obtained.

SECTION 4. REPRESENTATIONS AND WARRANTIES

        To induce the Arrangers, the Agents, the Managers and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

        4.1.    Representations in Credit Agreement; Guarantor Representations.    In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference and shall apply to each Guarantor mutatis mutandis, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1(a), be deemed to be a reference to such Guarantor's knowledge.

        4.2.    Title; No Other Liens.    Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. No effective financing statement, mortgage or other instrument similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are otherwise permitted by the Credit Agreement.

        4.3.    Perfected First Priority Liens.    (a) The security interests granted pursuant to this Agreement (i) constitute valid and, subject only to the filing of the financing statements and the taking of the other actions listed on Schedule 3 hereto, fully perfected security interests in all of the Collateral (other than Intellectual Property arising under foreign laws which is not listed on Schedule 6 or which is listed as "immaterial" on Schedule 6) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor, (ii) are subject to no other Liens on the Collateral except for Permitted Liens and (iii) are prior to all other Liens on the Collateral except for Senior Permitted Liens. Without limiting the foregoing, each Grantor has taken all actions necessary, including, without limitation, those specified in Section 5.2 to: (i) establish the Administrative Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the New York UCC), (ii) establish the Administrative Agent's "control" (within the meaning of Section 9-104 of the New York UCC) over all Deposit Accounts, and (iii) establish the Administrative Agent's "control" (within the meaning of Section 9-107 of the New York UCC) over all Letter of Credit Rights.

          (b)  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (except those which have been made or obtained) is required for either (i) the pledge or grant by any Grantor of the security interests purported to be created in favor of the Administrative Agent hereunder or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for filings and actions specified on Schedule 3 and (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities;

        4.4.    Name; Jurisdiction of Organization, etc.    On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the previous five year period ending on the date hereof and has not within such period become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

        4.5.    Inventory, Equipment and Books and Records.    On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 5. No material Inventory or Equipment (in the aggregate) of such Grantor is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor that has not been delivered to the Administrative Agent or is otherwise in the possession of any bailee or warehouseman.

        4.6.    Farm Products.    None of the Collateral constitutes, or is the Proceeds of, Farm Products.

        4.7.    Investment Property.    (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

          (b)  All the shares of the Pledged Stock of such Grantor have been duly and validly issued and are fully paid and nonassessable.

          (c)  Each limited liability company interest or partnership interest owned by such Grantor and included in the Pledged Stock is certificated (and each Grantor covenants that it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form) and the terms of such certificated limited liability company interests and partnership interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

          (d)  Each of the Pledged Notes issued to such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (e)  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

          (f)    Each Issuer that is not a Grantor hereunder but is an Affiliate of any Grantor has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

        4.8.    Receivables.    (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (other than Receivables evidenced by Instruments representing (i) extensions of credit by the Borrower to individual customers of its gaming operations in the ordinary course of business and (ii) loans to employees expressly permitted under Section 7.8(d) of the Credit Agreement (collectively, the "Non-Deliverable Collateral")).

          (b)  None of the obligors on any material Receivables is a Governmental Authority.

          (c)  The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be materially accurate.

        4.9.    Contracts.    (a) Except as specified on Schedule 7, no Contract prohibits assignment by the applicable Grantor or requires or purports to require the consent of any party (other than such Grantor) to such Contract in connection with the execution, delivery and performance of this Agreement.

          (b)  Except, after the Closing Date, as expressly permitted by the Credit Agreement or the Disbursement Agreement, each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

          (c)  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than (i) those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature and (ii) with respect to the performance of such Contracts only, filings, Permits or authorizations to be subsequently obtained as contemplated by the Credit Agreement or the Disbursement Agreement.

          (d)  Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (e)  The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (f)    Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

          (g)  No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

          (h)  None of the parties to any Contract is a Governmental Authority.

        4.10.    Intellectual Property.    (a) Schedules 6 includes, without limitation, all Intellectual Property material to the conduct of such Grantor's Permitted Businesses (which material Intellectual Property shall include, at all times, all Intellectual Property relating to the "Le Rêve" name), which Intellectual Property is owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

          (b)  On the date hereof, all of such Grantor's material Intellectual Property is valid, subsisting, unexpired and enforceable and has not been abandoned.

          (c)  Except as set forth in Schedule 6 and for licenses between Grantors in the ordinary course of business, on the date hereof (i) none of such Grantor's Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any material Intellectual Property.

          (d)  With respect to Wynn Resorts Holdings, (i) the rights of Wynn Resorts Holdings in or to the "Le Rêve" name do not infringe upon the rights of any third party, which infringement could reasonably be expected to have a material adverse effect on such Grantor's ability to use the "Le Rêve" name in its Permitted Businesses as currently used or contemplated to be used, (ii) no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party which claim, if determined adversely to Wynn Resorts Holdings, could reasonably be expected to have a material adverse effect on such Grantor's ability to use such Intellectual Property in its Permitted Businesses, (iii) there is currently no infringement or unauthorized use of any item of such Intellectual Property which infringement or unauthorized use could reasonably be expected to have a material adverse effect on Wynn Resorts Holdings' ability to use such Intellectual Property in its Permitted Businesses and (iv) no holding, decision or judgment has been rendered by any Governmental Authority which could reasonably be expected to have a material adverse effect on Wynn Resorts Holdings' ability to use such Intellectual Property in its Permitted Businesses.

          (e)  The rights of such Grantor in or to the Intellectual Property do not infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement could reasonably be expected to have a Material Adverse Effect. To such Grantor's knowledge, there is currently no infringement or unauthorized use of any item of Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

          (f)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any of such Grantor's Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of its material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable.

          (g)  Except as could not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any of such Grantor's Intellectual Property or such Grantor's ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Intellectual Property of such Grantor is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any of such Grantor's Intellectual Property. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon Grantor's material Intellectual Property or upon the rights of such Grantor therein, except (i) with respect to the Intellectual Property related to or otherwise associated with the Grantor's use of the "Le Reve" name, such claims that, if determined adversely to a Grantor, could not reasonably be expected to have a material adverse effect on such Grantor's ability to use the "Le Reve" name in its Permitted Businesses as currently used or contemplated to be used and (ii) with respect to all other material Intellectual Property of such Grantor, as could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 6 hereto, such Grantor has not granted any material license, or any release, covenant not to sue, non-assertion assurance, or other material right to any person with respect to any part of its material Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the material Intellectual Property of such Grantor.

          (h)  With respect to each Copyright License, Trademark License and Patent License, as of the date hereof, and with respect to each material Copyright License, material Trademark License and material Patent License after the date hereof: (i) except as could not reasonably be expected to have a Material Adverse Effect, such license is valid and binding and in full force and effect and such license represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license, which notice could reasonably be expected to have a Material Adverse Effect; (iv) such Grantor has not received any notice of a breach or default under such license, which notice could reasonably be expected to have a Material Adverse Effect, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license which could reasonably be expected to have a Material Adverse Effect; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

          (i)    Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of its material Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has either used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in its Intellectual Property, or such Grantor's failure to use proper statutory notice could not reasonably be expected to have a Material Adverse Effect.

          (j)    To its knowledge, except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's material Intellectual Property.

          (k)  Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor has made all filings and recordations necessary to adequately protect its interest in its Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

          (l)    Such Grantor has taken all commercially reasonable steps to ensure that all licensed users of any of its material Intellectual Property use consistent standards of quality which are controlled by such Grantor.

          (m)  The name "Wynn Resorts" and any Intellectual Property related thereto is not material to the Permitted Businesses of any Grantor and Wynn Resorts Holdings will transfer all such Intellectual Property to Wynn Resorts as soon as practicable.

        4.11.    Vehicles.    Schedule 8 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

SECTION 5. COVENANTS

        Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than unmatured contingent reimbursement and indemnification Obligations, and Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or expired:

        5.1.    Covenants in Credit Agreement.    Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries and each provision of the Credit Agreement that relates to such Guarantor (whether directly, indirectly, through the Borrower's obligation to cause such Guarantor to take or not take actions or otherwise) is hereby incorporated herein by reference and shall apply to such Guarantor mutatis mutandis to the same extent as if the Credit Agreement had been executed by such Guarantor and such provisions had been made the direct obligations of such Guarantor.

        5.2.    Delivery and Control of Instruments, Chattel Paper, Investment Property and Deposit Accounts.    (a) If any of the Collateral shall be or become evidenced or represented by any Instrument, Certificated Security, Chattel Paper or Negotiable Document, such Instrument, Certificated Security, Chattel Paper or Negotiable Document shall be promptly delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement (other than the Non-Deliverable Collateral).

          (b)  If any of the Collateral shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C. Notwithstanding the foregoing, each Grantor covenants that (x) the representations and warranties contained in Section 4.7(c) shall at all times be true and correct and (y) it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form.

          (c)  If any of the Collateral now or hereafter constitutes a Deposit Account or a Securities Account, such Grantor shall cause the financial institution maintaining such account to agree in writing with such Grantor and the Administrative Agent that such financial institution shall comply with all Entitlement Orders and instructions originated or issued by the Administrative Agent with respect to such Deposit Account or Securities Account without further consent of such Grantor, such agreement to be substantially in the form of Exhibit D or in such other form as shall be satisfactory to the Administrative Agent (including, without limitation, the Collateral Account Agreements (as defined in the Disbursement Agreement), which such agreements must be satisfactory to the Administrative Agent).

          (d)  If any of the Collateral shall be or become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E or in such other form as may be satisfactory to the Administrative Agent.

          (e)  If any of the Collateral shall be or become evidenced or represented by or held in a Securities Account or a Commodity Account, such Grantor shall, in the case of a Securities Account, comply with Section 5.2(c) with respect to all Security Entitlements carried in such Securities Account and, in the case of a Commodity Account, comply with Section 5.2(d) with respect to all Commodity Contracts carried in such Commodity Account.

        5.3.    [INTENTIONALLY OMITTED].

        5.4.    Payment of Obligations.    Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

        5.5.    Maintenance of Perfected Security Interest; Further Documentation.    (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b)  Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

          (c)  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as Exhibit D, or in such other form as may be satisfactory to the Administrative Agent.

        5.6.    Changes in Locations, Name, Jurisdiction of Incorporation, etc.    Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

          (i)    permit any of the Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on Schedule 5;

          (ii)  without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

          (iii)  change its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

        5.7.    Notices.    Such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

          (a)  any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b)  of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

        5.8.    Investment Property.    (a) Subject to compliance with applicable Nevada Gaming Laws, if such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. So long as no Event of Default shall have occurred and be continuing, the Administrative Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the Issuer and all scheduled payments of interest. All other dividends and distributions of any type or nature, including, without limitation, any dividends or distributions paid in respect of Pledged Securities upon liquidation or dissolution of any Issuer shall immediately be delivered to the Administrative Agent to be held as additional Collateral hereunder. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

          (b)  Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer (except pursuant to a transaction permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and other Permitted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction expressly permitted by the Credit Agreement).

          (c)  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.8 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

        5.9.    Receivables.    (a) Other than in the ordinary course of business consistent with customary practices in its Permitted Businesses, and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

          (b)  Such Grantor will deliver to the Administrative Agent a copy of each material written demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

        5.10.    Contracts.    (a) Except to the extent permitted under the Credit Agreement or Disbursement Agreement, such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

          (b)  Such Grantor will not amend, modify, cancel, terminate, waive or fail to enforce any provision of any Contract or suspend such Contract or the performance of work thereunder, or agree to the sale, assignment or disposition by any counterparty to such Contract of any part of its interest therein (all of which powers are rested in the Administrative Agent), except to the extent expressly permitted by the terms of the other Financing Agreements.

          (c)  Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract, except to the extent provided in any of the other Financing Agreements.

          (d)  Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract that is material to its business.

          (e)  In the event that such Grantor enters into any new contract that would qualify as either (i) a Material Project Document (as defined in the Disbursement Agreement) or (ii) a Material Contract (as defined in the Credit Agreement), such Grantor shall provide the Administrative Agent promptly with an amended Schedule 7 hereto and any such new contract shall be deemed for all purposes to be a Contract hereunder.

        5.11.    Intellectual Property.    (a) Such Grantor (either itself or through licensees) will (i) continue to use each of its material Trademarks on each and every trademark class of goods necessary in order to maintain such Trademark (in the trademark classes of goods in which it is used) in full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b)  Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c)  Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each of its material Copyrights and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor will not (either itself or through licensees) do any act whereby any material Copyright may fall into the public domain.

          (d)  Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e)  Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in its Intellectual Property.

          (f)    Such Grantor will notify the Secured Parties promptly if it knows that any application or registration relating to any of its material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same, unless such forfeiture, abandonment, dedication to the public, or adverse determination or development could not reasonably be expected to have a Material Adverse Effect.

          (g)  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in any Copyright, Patent, Trademark or other Intellectual Property included in the Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (h)  Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of its material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

          (i)    Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment of any material Intellectual Property to the Administrative Agent in accordance herewith.

          (j)    In the event that any of its material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution (as applicable), seek injunctive relief where appropriate and recover any and all damages awarded for any such infringement, misappropriation or dilution (or take other action as such Grantor deems appropriate in the exercise of its prudent business judgment).

          (k)  Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) with respect to any material Intellectual Property, it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest in any material Intellectual Property) written notice thereof to the Administrative Agent in accordance herewith, and (iv) with respect to any material Intellectual Property, it shall provide the Administrative Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest in any material Intellectual Property) with an amended Schedule 6 hereto and take the actions specified in 5.11(m).

          (l)    Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

          (m)  Promptly after filing an application for the registration of any After-Acquired Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other county or any political subdivision thereof, such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to such After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, or other Governmental Authority (as applicable).

        5.12.    Vehicles.    (a) No Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of the period after which such vehicle would be required to be retitled under applicable state law.

          (b)  With respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Administrative Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.

        5.13.    Non-Deliverable Collateral.    At no time shall any item of Non-Deliverable Collateral be delivered to or held by any Person (other than the Administrative Agent) as collateral security for any obligation of any Grantor.

SECTION 6. REMEDIAL PROVISIONS

        6.1.    Nevada Gaming Laws and Intercreditor Agreements.    Each of the provisions of this Section 6 shall be subject to compliance with (i) applicable Nevada Gaming Laws and (ii) applicable provisions of the Intercreditor Agreements.

        6.2.    Certain Matters Relating to Receivables.    (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

          (b)  The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables; provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c)  At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts (other than Non-Deliverable Collateral).

        6.3.    Communications with Obligors; Grantors Remain Liable.    (a) In addition to the rights of the Administrative Agent under the Consents, the Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

          (b)  Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        6.4.    Pledged Securities.    (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.4(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b)  Subject to applicable provisions of Nevada Gaming Laws, if an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.6, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate or other ownership and other rights pertaining to such Pledged Securities at any meeting of shareholders or other equity holders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c)  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (i) to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, to pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

        6.5.    Proceeds to be Turned Over To Administrative Agent.    In addition to the rights of the Secured Parties specified in Section 6.2, and subject to applicable provisions of Nevada Gaming Laws, with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

        6.6.    Application of Proceeds.    At such intervals as may be agreed upon by the Borrower and the Administrative Agent in writing, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may, notwithstanding the provisions of Section 2.12 of the Credit Agreement, apply all or any part of Proceeds constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

          First, to the Administrative Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

          Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

          Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

          Fourth, any balance of such Proceeds remaining after the Obligations (other than unmatured contingent reimbursement and indemnification Obligations, and Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

        6.7.    Code and Other Remedies.    (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise (subject to obtaining any required approvals from any Governmental Authorities that may not be waived by the Grantors), in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

          (b)  In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

        6.8.    Registration Rights.    (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.7, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b)  Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c)  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.8 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

        6.9.    Waiver; Deficiency.    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

        7.1.    Administrative Agent's Appointment as Attorney-in-Fact, etc.    (a) Subject to compliance with applicable Nevada Gaming Laws, each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

            (i)    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

            (ii)  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

            (iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

            (iv)  execute, in connection with any sale provided for in Section 6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

            (v)  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its reasonable judgment determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless and until an Event of Default shall have occurred and be continuing.

          (b)  If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c)  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        7.2.    Duty of Administrative Agent.    The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 or 9-208 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

        7.3    Filing of Financing Statements.    Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor hereby agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as "all assets" or "all personal property" of the undersigned, whether now owned or hereafter existing or acquired by the undersigned. If and to the extent permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

        7.4.    Authority of Administrative Agent.    Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        7.5.    Appointment of Co-Collateral Agents.    At any time or from time to time, in order to comply with any Requirement of Law, the Administrative Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent); provided that the Administrative Agent shall give prompt notice of such appointment to all Grantors pursuant to Section 8.2 hereof.

SECTION 8. MISCELLANEOUS

        8.1.    Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

        8.2.    Notices.    All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

        8.3.    No Waiver by Course of Conduct; Cumulative Remedies.    No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        8.4.    Enforcement Expenses; Indemnification.    (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

          (b)  Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c)  Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

          (d)  The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          (e)  Each Grantor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

        8.5.    Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

        8.6.    Set-Off.    Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

        8.7.    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        8.8.    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction (including by reason of the application of Nevada Gaming Laws or non-approval of the Nevada Gaming Authorities as set forth in Section 8.17) shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.9.    Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        8.10.    Integration.    This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

        8.11.    GOVERNING LAW.    SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS AND MANDATORY PROVISIONS OF NEW YORK LAW WHICH MAY REQUIRE APPLICATION OF NEVADA OR DELAWARE LAW AS TO CERTAIN ISSUES OF PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF SECURITY INTERESTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        8.12.    Submission to Jurisdiction; Waivers.    Each Grantor hereby irrevocably and unconditionally:

          (a)  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        8.13.    Acknowledgments.    Each Grantor hereby acknowledges that:

          (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b)  no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

        8.14.    Additional Grantors.    Each Subsidiary of Valvino that is required to become a party to this Agreement pursuant to Section 6.10(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

        8.15.    Releases.    (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than unmatured contingent reimbursement and indemnification Obligations, and Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each

Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any of such Grantor's Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b)  If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

          (c)  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor's rights under Section 9-509(d)(2) of the New York UCC.

        8.16.    WAIVER OF JURY TRIAL.    EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        8.17.    Regulatory Matters.    The Administrative Agent, on behalf of the Lenders, acknowledges and agrees that:

          (a)  At such time as any Grantor becomes subject to the jurisdiction of the Nevada Gaming Authorities as a licensee or registered company under the Nevada Gaming Laws (or prior to such time in furtherance of any Grantor's application to become a licensee or registered company under the Nevada Gaming Laws), the pledge of any Pledged Stock or other equity securities issued by such Grantor ("Pledged Gaming Stock") under this Agreement will require the approval of the Nevada Gaming Authorities in order to remain effective.

          (b)  In the event that a Secured Party exercises a remedy set forth in this Agreement with respect to any Pledged Gaming Stock, that is a foreclosure, transfer of a possessory security interest in such Collateral, the exercise of voting and consensual rights with respect thereto afforded hereunder and/or re-registration of such Collateral, such exercise of remedies would be deemed a separate transfer of such Collateral and would require the separate and prior approval of the Nevada Gaming Authorities pursuant to applicable Nevada Gaming Laws as in effect on the date hereof and the licensing of such Secured Party or other transferee, unless such licensing requirement is waived by the Nevada Gaming Authorities.

          (c)  In the event that after a Secured Party exercises a remedy set forth in this Agreement with respect to Collateral consisting of gaming devices, cashless wagering systems and associated equipment (as those terms are defined in the Nevada Gaming Laws) a transfer, sale, distribution, or other disposition of such Collateral occurs (separate from any foreclosure action by a Secured Party unless such Secured Party utilizes such Collateral for gaming purposes), such transfer, sale, distribution, or other disposition of such Collateral would require the separate and prior approval of the Nevada Gaming Authorities pursuant to applicable Nevada Gaming Laws as in effect on the date hereof or the licensing of such Secured Party or other transferee.

          (d)  The approval by the applicable Nevada Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for a Secured Party to take any actions or steps provided for in this Agreement for which prior approval of the Nevada Gaming Authorities is required, without first obtaining such prior and separate approval of the applicable Nevada Gaming Authorities to the extent then required applicable Nevada Gaming Laws.

          (e)  The physical location of all certificates evidencing Pledged Gaming Stock shall at all times remain within the territory of the State of Nevada at a location designated to the Nevada Gaming Authorities, and each of such certificate shall be made available for inspection by agents of the Nevada Gaming Authorities immediately upon request during normal business hours. Neither the Administrative Agent nor any agent of the Administrative Agent shall surrender possession of the Pledged Gaming Stock to any Person other than the Grantor pledging such Pledged Gaming Stock without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by applicable Nevada Gaming Laws.

          (f)    It shall cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over certain of the Grantors, including, without limitation, through the provision of such documents or other information as may be requested by the Nevada Gaming Authorities relating to the Administrative Agent, the Lenders or such Grantors.

          (g)  The Administrative Agent, the Lenders and their respective assignees are subject to being called forward by the Nevada Gaming Authorities, in their discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement as it relates to Pledged Gaming Stock.

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
			By:	/s/ STEPHEN A. WYNN
			Name:	Stephen A. Wynn
			Title:	Chief Executive Officer
VALVINO LAMORE, LLC, a Nevada limited liability company,
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	/s/ STEPHEN A. WYNN
		Name:	Stephen A. Wynn
		Title:	Chief Executive Officer
WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation,
		By:	/s/ STEPHEN A. WYNN
		Name:	Stephen A. Wynn
		Title:	President

PALO, LLC, a Delaware limited liability company,
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
			By:	/s/ STEPHEN A. WYNN
			Name:	Stephen A. Wynn
			Title:	Chief Executive Officer
DESERT INN WATER COMPANY, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	/s/ STEPHEN A. WYNN
		Name:	Stephen A. Wynn
		Title:	Chief Executive Officer
WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	/s/ STEPHEN A. WYNN
		Name:	Stephen A. Wynn
		Title:	Chief Executive Officer

WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company,
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
		By:	/s/ STEPHEN A. WYNN
		Name:	Stephen A. Wynn
		Title:	Chief Executive Officer
WORLD TRAVEL, LLC, a Nevada limited liability company,
By:	Wynn Las Vegas LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
				By:	/s/ STEPHEN A. WYNN
				Name:	Stephen A. Wynn
				Title:	Chief Executive Officer

LAS VEGAS JET, LLC, a Nevada limited liability company,
By:	Wynn Las Vegas LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
	By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Chief Executive Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:	/s/ LINDA WANG
Name:	Linda Wang
Title:	Vice President

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

1-1

Schedule 2

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Stock:

Issuer	Issuer's Jurisdiction Under New York UCC Section 9-305(a)(2)	Class of Stock or other equity interest	Stock or Membership Interest Certificate No.	Percentage of Shares	No. of Shares	Owner of Record

Pledged Notes:

Issuer	Payee	Principal Amount

Pledged Debt Securities:

Issuer	Issuer's Jurisdiction Under New York UCC Section 9-305(a)(2)	Payee	Principal Amount

Pledged Security Entitlements:

Issuer of Financial Asset	Description of Financial Asset	Securities Intermediary (Name and Address)	Securities Account (Number and Location)	Securities Intermediary's Jurisdiction Under New York UCC Section 9-305(a)(3)

Pledged Commodity Contracts:

Description of Commodity Contract	Commodity Intermediary (Name and Address)	Commodity Account (Number and Location)	Commodity Intermediary's Jurisdiction Under New York UCC Section 9-305(a)(4)

2-1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed]

Copyright, Patent and Trademark Filings

[List all filings]

Actions with respect to Investment Property

[Describe all actions required to obtain "control" of Investment Property]

Other Actions

[Describe other actions to be taken]

3-1

Schedule 4

EXACT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND
CHIEF EXECUTIVE OFFICE

Grantor	Location

4-1

Schedule 5

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Locations

5-1

Schedule 6

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

OTHER INTELLECTUAL PROPERTY

6-1

Schedule 7

CONTRACTS

7-1

Schedule 8

VEHICLES

8-1

Exhibit A to
Guarantee and Collateral Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

        The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 30, 2002 (the "Agreement"), made by the Grantors parties thereto for the benefit of Deutsche Bank Trust Company Americas, as administrative agent (in such capacity the "Administrative Agent"); capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

        1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

        2.    The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 4.7 and Schedule 2.

        3.    The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

        4.    The terms of Sections 6.4(c) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.8 of the Agreement.

[NAME OF ISSUER]
By
Name: Title:
Address for Notices:

Fax:

A-1

Exhibit B-1 to
Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of                             , 2002 (as amended, supplemented or otherwise modified from time to time, the "Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), has entered into a Credit Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, and JPMorgan Chase Bank, as joint documentation agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of October 30, 2002, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

        WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantors, to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute Intellectual Property Security Agreements for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

        SECTION 1.    Grant of Security.    Subject to compliance with applicable Nevada Gaming Laws, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)  (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith,

B-1-1

  and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

          (b)  (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

          (c)  (i) all copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto ("Copyrights");

          (d)  (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Trade Secrets");

          (e)  (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith,

B-1-2

  and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

          (f)    any and all proceeds of the foregoing.

        SECTION 2.    Recordation.    Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

        SECTION 3.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 4.    Governing Law.    Subject to compliance with applicable Nevada Gaming Laws, this Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        SECTION 5.    Conflict Provision.    This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

        IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:	Name: Title:

B-1-3

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

Exhibit B-2 to
Guarantee and Collateral Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of                             , 200    (as amended, supplemented or otherwise modified from time to time, the "First Supplemental Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Wynn Las Vegas, LLC, a Nevada limited liability company (the "Borrower"), has entered into a Credit Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, and JPMorgan Chase Bank, as joint documentation agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of October 30, 2002, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

        WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Property, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors, to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute an After-Acquired Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

        WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

        SECTION 1.    Grant of Security.    Subject to compliance with applicable Nevada Gaming Laws, each Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of such Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and

B-2-1

performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)  (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

          (b)  (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

          (c)  (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto ("Copyrights");

          (d)  (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Trade Secrets");

B-2-2

          (e)  (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right under any Patent, and (C) any right under any Copyright, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

          (f)    any and all proceeds of the foregoing.

        SECTION 2.    Recordation.    Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this First Supplemental Intellectual Property Security Agreement.

        SECTION 3.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 4.    Governing Law.    Subject to compliance with applicable Nevada Gaming Laws, this First Supplemental Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        SECTION 5.    Conflict Provision.    This First Supplemental Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this First Supplemental Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

        IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:	Name: Title:

B-2-3

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

Exhibit C to
Guarantee and Collateral Agreement

FORM OF CONTROL AGREEMENT

        This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of                             , 200  , is made by and among                        , a                        (the "Grantor"), Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and                        , a                        (the "Issuer").

        WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the "Pledged Securities"), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the "Collateral") pursuant to a Guarantee and Collateral Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

        WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the "UCC") are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security. Capitalized terms used and not defined herein have the meanings given such terms in that certain Credit Agreement dated as of October 30, 2002 among Wynn Las Vegas, LLC, a Nevada limited liability company, the Administrative Agent and the banks and other financial institutions and entities from time to time party thereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Notice of Security Interest.    The Grantor, the Administrative Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent's security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Administrative Agent's security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent's security interest in the Collateral and, upon request by the Administrative Agent, to register the Administrative Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Administrative Agent has control over the Collateral.

        SECTION 2.    Collateral.    The Issuer hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of Nevada and any other applicable jurisdiction, (ii) the Pledged Securities are uncertificated securities, (iii) the issuer's jurisdiction is, and during the term of this Control Agreement shall remain, the State of                        , (iv) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Administrative Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

        SECTION 3.    Control.    The Issuer hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person at any time after the Issuer has received notice from the Administrative Agent that an Event of Default exists and is continuing (and thereafter not until such time as the Administrative Agent sends written notice to the Issuer that such Event of Default has been cured or waived). Until such time as the Issuer has received notice from the Administrative Agent of the occurrence and continuation of an Event of Default (and after such time as the Issuer has received notice from the Administrative Agent that such Event of Default has been cured or waived), the Issuer shall comply with all instructions and directions of any kind originated by the Grantor to the extent they do not conflict with any instructions or directions of the Administrative Agent, except that the Issuer shall not deliver the Collateral to the Grantor.

        SECTION 4.    Other Agreements.    The Issuer shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral upon becoming aware of such assertion. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

        SECTION 5.    Protection of Issuer.    The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

        SECTION 6.    Termination.    This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Administrative Agent that (i) all of the Obligations (excluding unmatured contingent reimbursement and indemnification obligations, and obligations that arise under any Specified Hedge Agreement) secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

        SECTION 7.    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail and sent by first-class mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor's and the Administrative Agent's addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer's address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer] [Address of Issuer]
Attention:
Telephone:	( ) -
Telecopy:	( ) -

        SECTION 8.    Amendments in Writing.    None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

        SECTION 9.    Entire Agreement.    This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        SECTION 10.    Execution in Counterparts.    This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 11.    Successors and Assigns.    This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

        SECTION 12.    Governing Law and Jurisdiction.    This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

        SECTION 13.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:	Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	Name: Title:
[NAME OF ISSUER]

By:	Name: Title:

Exhibit D to
Guarantee and Collateral Agreement

FORM OF CONTROL AGREEMENT

        This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of                            , 200  , among                        (the "Grantor"), Deutsche Bank Trust Company Americas, as administrative agent (the "Secured Party") for the secured parties under the Guarantee and Collateral Agreement (as defined below) and                        in its capacity as a "securities intermediary" (as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC (in such capacities, the "Financial Institution"). Capitalized terms used but not defined herein shall have the meaning assigned in the Credit Agreement dated as of October 30, 2002 among Wynn Las Vegas, LLC, a Nevada limited liability company, the Administrative Agent and the banks and other financial institutions and entities from time to time party thereto. All references herein to the "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

        WHEREAS, the Grantor has granted to the Secured Party a security interest in the Pledged Accounts (as hereinafter defined) pursuant to the Guarantee and Collateral Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent;

        WHEREAS, the parties hereto are entering into this agreement to perfect and ensure the priority of such security interest;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Establishment and Maintenance of Collateral Accounts.

          (a)  The Financial Institution hereby represents and warrants that it has established and currently maintains the accounts listed on Schedule 1 hereto and that the Secured Party is its sole customer or entitlement holder with respect to each such account. Each such account and any successor account and all other accounts which the Grantor now or hereafter maintains with the Financial Institution, being referred to herein individually as a "Pledged Account" and collectively as the "Pledged Accounts." The Financial Institution covenants and agrees that it shall not change the name or account number of any Pledged Account without the prior written consent of the Secured Party.

          (b)  [Each of the parties hereto acknowledges and agrees that the accounts listed on Part A of Schedule 1 hereto are intended to be deposit accounts (as defined in Section 9-102(a)(29) of the UCC) and the accounts listed on Part B of Schedule 1 hereto are intended to be securities accounts (as defined in Section 8-501 of the UCC).] or [Each of the parties hereto acknowledges and agrees that all of the Pledged Accounts are intended to be [deposit accounts/securities accounts] (as defined in the UCC)] Notwithstanding such intention, as used herein "Deposit Account" shall mean any Pledged Account (or any part thereof) which is determined to be a "deposit account" (within the meaning of Section 9-102(a)(29) of the UCC) and "Securities Account" shall mean any Pledged Account (or any part thereof) which is determined to be a "securities account" (within the meaning of Section 8-501 of the UCC).

          (c)  The Financial Institution covenants and agrees that: (i) all securities or other property underlying any financial assets credited to any Securities Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or indorsed in blank or credited to another securities account maintained in the name of the Financial Institution and in no case will any financial asset credited to any Securities Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank; and

  (ii) all property delivered to the Financial Institution pursuant to the Guarantee and Collateral Agreement will be promptly credited to one of the Pledged Accounts.

        SECTION 2.    "Financial Assets" Election.    The Financial Institution hereby agrees that each item of property (including, without limitation, all Permitted Investments and any investment property, financial asset, security, instrument or cash) credited to any Pledged Account that is a Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

        SECTION 3.    Secured Party's Control of the Pledged Accounts.    If at any time the Financial Institution shall receive from the Secured Party an entitlement order (i.e. an order directing transfer or redemption of any financial asset relating to a Pledged Account) or any instruction (within the meaning of Section 9-104 of the UCC) originated by the Secured Party (i.e., an instruction directing the disposition of funds in a Pledged Account), the Financial Institution shall comply with such entitlement order or instruction without further consent by the Grantor or any other person. The Grantor is entitled to give entitlement orders and instructions with respect to the Pledged Accounts, subject to Section 4 hereof, provided that if such entitlement orders or instructions conflict with instructions of the Secured Party, the Financial Institution shall comply with the entitlement orders and instructions issued by the Secured Party.

        SECTION 4.    Grantor's Access to the Account.    If at any time the Secured Party delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all directions with respect to the Pledged Accounts solely from the Secured Party and shall not comply with instructions or entitlement orders of the Grantor or any other person (unless and until the Secured Party instructs otherwise).

        SECTION 5.    Subordination of Lien; Waiver of Set-Off.    In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any financial assets, cash or other property credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets, money and other items credited to any Pledged Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Pledged Account and (ii) the face amount of any checks which have been credited to such Pledged Account but are subsequently returned unpaid because of uncollected or insufficient funds).

        SECTION 6.    Choice of Law.    SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Regardless of any provision in any other agreement, for purposes of the UCC, with respect to each Pledged Account New York shall be deemed to be the bank's jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary's jurisdiction (within the meaning of Section 8-110 of the UCC). The Pledged Accounts shall be governed by the laws of the State of New York.

        SECTION 7.    Conflict with Other Agreements.    The Financial Institution hereby represents, warrants, covenants and agrees that:

          (a)  There are no other agreements entered into between the Financial Institution and the Grantor with respect to any Pledged Account [except for [identify other agreements]] (the "Account Agreements").

          (b)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating the Pledged Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person (except any such other agreement with the Grantor under which the obligations of the Financial Institution are subordinated to the Financial Institution's obligations hereunder).

          (c)  It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Grantor purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions from the Secured Party.

          (d)  In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.

        SECTION 8.    Adverse Claims.    The Financial Institution represents and warrants that, except for the claims and interest of the Secured Party and of the Grantor in the Pledged Accounts, it does not know of any lien on or claim to, or interest in, any Pledged Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, the Financial Institution will promptly notify the Secured Party and the Grantor thereof upon becoming aware of such assertion.

        SECTION 9.    Additional Provisions Regarding Maintenance of Accounts.    The Financial Institution covenants and agrees:

          (a)    Statements and Confirmations.    The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning (i) any Securities Account and/or any financial assets credited thereto and (ii) any Deposit Account, simultaneously to each of the Grantor and the Secured Party at the address for each set forth in Section 13 of this Agreement.

          (b)    Tax Reporting.    All items of income, gain, expense and loss recognized in any Securities Account and all interest, if any, relating to any Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

          (c)    Voting Rights.    At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 3 hereof, the Grantor shall direct the Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts.

          (d)    Permitted Investments.    At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 3 hereof, the Grantor shall direct the Financial Institution with respect to the selection of investments to be made for any Pledged Account that is a Securities Account; provided, however, that the Financial Institution shall not honor any instruction to purchase any investments other than investments (i) prior to the Completion Date (as defined below), of a type described as "Permitted Securities" on Exhibit B hereto and (ii) on or after the Completion Date, of a type described as "Cash Equivalents" on Exhibit B hereto. For purposes of the foregoing, "Completion Date" shall be the date upon which the Secured Party notifies the Financial Institution that "Completion" has occurred pursuant to and in accordance with the Disbursement Agreement.

        SECTION 10.    Additional Representation and Warranty of the Financial Institution.    The Financial Institution represents and warrants that this Control Agreement is the legal, valid, binding and enforceable obligation of the Financial Institution.

        SECTION 11.    Indemnification of Financial Institution.    The Grantor and the Secured Party hereby agree that (a) the Financial Institution is released from any and all liabilities to the Grantor and the Secured Party arising from the terms of this Control Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's gross negligence or willful misconduct and (b) the Grantor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Control Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Control Agreement.

        SECTION 12.    Successors; Assignment.    The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and assigns, except that the neither the Grantor nor the Financial Institution may delegate their obligations hereunder without the prior written consent of the Secured Party. Additionally, in the event that the Secured Party is replaced as Administrative Agent under the Guarantee and Collateral Agreement any entity that succeeds to such role shall be entitled to the benefits of this Control Agreement. The Secured Party agrees to send written notice to the Financial Institution of any such replacement.

        SECTION 13.    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail and sent by first class mail, postage prepaid, or, in the case of telecopy notice, when received, to the address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Bank] [Address of Bank]
Attention:
Telephone:	( ) -
Telecopy:	( ) -
Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019
Attention:
Telephone:	( ) -
Telecopy:	( ) -
[Name of Grantor] [Address]
Attention:
Telephone:	( ) -
Telecopy:	( ) -

        SECTION 14.    Amendment.    No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

        SECTION 15.    Termination.    The obligations of the Financial Institution to the Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of the Secured Party in each of the Pledged Accounts have been terminated pursuant to the terms of the Guarantee and Collateral Agreement and the Secured Party has notified the Financial Institution of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Financial Institution upon the request of the Grantor on or after the termination of the Secured Party's security interest in the Pledged Accounts pursuant to the terms of the Guarantee and Collateral Agreement. The termination of this Control Agreement shall not terminate the Pledged Accounts or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to the Pledged Accounts.

        SECTION 16.    Counterparts.    This Control Agreement may be executed in any number of counterparts (including by telecopy), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF GRANTOR]
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:	Name: Title:

NAME OF INSTITUTION SERVING AS FINANCIAL INSTITUTION

By:	Name: Title:

SCHEDULE 1

        Part A List of Existing Deposit Accounts Subject to this Control Agreement:

Exact Name of Account	Account Number

        Part B List of Existing Securities Accounts Subject to this Control Agreement:

Exact Name of Account	Account Number

Exhibit A

DEUTSCHE BANK TRUST COMPANY AMERICAS
31 West 52nd Street
New York, New York 10019

[Date]

[Name and Address of Financial Institution]

Attention:

            Re: Notice of Sole Control

Ladies and Gentlemen:

        As referenced in the Deposit Account Control Agreement, dated                        , 200    , among [insert name of the Grantor], you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over each of the Pledged Accounts and all financial assets or funds credited thereto. You are hereby instructed not to accept any directions or instructions with respect to the Pledged Accounts or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction or otherwise directed by us in writing.

        You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of the Grantor].

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:

Title

cc: [Name of Grantor]

Exhibit B

Permitted Investments

        "Cash Equivalents": (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (c) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security of the type specified in clause (a) or (b) of this definition, with a market value of no less than the amount of monies so invested; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; (f) money market funds or mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and (g) to the extent not permitted in clauses (a) through (f) of this definition, Permitted Securities.

        "Permitted Securities": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition, or (b) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (a) of this definition.

Exhibit C

DEUTSCHE BANK TRUST COMPANY AMERICAS
31 West 52nd Street
New York, New York 10019

                      [Date]

[Name and Address of Financial Institution]

Attention:

          Re: Termination of Control Agreement

        You are hereby notified that the Control Agreement between you, the Grantor and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Control Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s)             from the Grantor. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Grantor pursuant to any other agreement.

        You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Grantor].

Very truly yours,
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:
Name: Title:

Exhibit E to
Guarantee and Collateral Agreement

FORM OF CONTROL AGREEMENT

        This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of                , 2002, is made by and among                        , a                        (the "Grantor"), Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and                        , a                        (the "Broker").

        WHEREAS, the Broker maintains for the Grantor a commodity account, Account No.                        (the "Pledged Account"), in the name of the Grantor.

        WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Pledged Account, the commodity contracts and any free credit balance carried therein, and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral") pursuant to a Guarantee and Collateral Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

        WHEREAS, the following terms which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the "UCC") are used herein as so defined: Commodity Account, Commodity Contract, Commodity Intermediary's Jurisdiction, Control and Proceeds. Capitalized terms used and not defined herein have the meanings given such terms in that certain Credit Agreement dated as of October 30, 2002 among Wynn Las Vegas, LLC, a Nevada limited liability company, the Administrative Agent and the banks and other financial institutions and entities from time to time party thereto.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Notice of Security Interest.    The Grantor, the Administrative Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent's security interest in the Collateral. The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Administrative Agent's security interest in the Collateral. The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent's security interest in the Collateral. The Broker acknowledges that the Administrative Agent has control over the Pledged Account and all commodity contracts and any free credit balance carried therein from time to time.

        SECTION 2.    Collateral; Pledged Account.    (a) The Grantor hereby represents and warrants to, and agrees with the Administrative Agent and the Broker that, all commodity contracts carried by the Broker on its books for the Grantor are and shall be credited to the Pledged Account.

          (b)  The Broker hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the Broker is a commodity intermediary with respect to the Grantor and the Pledged Account is a commodity account, (ii) the commodity intermediary's jurisdiction (within the meaning of Section 9305(b) of the UCC) is, and during the term of this Control Agreement shall for all purposes of this Control Agreement remain, the State of New York, (iii) Schedule 1 contains a true and complete statement of the Pledged Account and the commodity contracts and any free credit balance carried therein as of the date hereof, and (iv) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any "purpose credit" (within the meaning of such term under Regulation T of the Board of

  Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account.

          (c)  The Administrative Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Administrative Agent shall otherwise direct the Broker in writing, all commodity contracts carried by the Broker on its books for the Grantor shall be credited only to, and carried only in, the Pledged Account.

        SECTION 3.    Control.    The Broker hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to apply any value distributed on account of the commodity contracts carried in the Pledged Account as directed by the Administrative Agent, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds and other value therefrom or otherwise distributed with respect thereto without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to apply any value distributed on account of any commodity contract carried in the Pledged Account as directed by the Grantor or any other person at any time after the Broker has received notice from the Administrative Agent that an Event of Default exists and is continuing (and thereafter not until such time as the Administrative Agent sends written notice to the Broker that such Event of Default has been cured or waived). Subject to all other terms of this Control Agreement, and subject to the terms of the Guarantee and Collateral Agreement, until such time as the Broker has received notice from the Administrative Agent of the occurrence and continuation of an Event of Default (and after such time as the Issuer has received notice from the Administrative Agent that such Event of Default has been cured or waived), the Grantor shall be entitled to issue directions concerning the application of any value distributed on account of any commodity contract carried in the Pledge Account, and the Broker shall comply with such directions; provided, however, that if and when the Broker receives conflicting directions from the Grantor and the Administrative Agent, the Bank shall only follow the directions of the Administrative Agent.

        SECTION 4.    Other Agreements; Termination; Successor Brokers.    The Broker shall simultaneously send to the Administrative Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Broker shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days' prior written notice to the other party and the Administrative Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control. In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account, the commodity contracts and any free credit balance carried therein shall be transferred to a successor broker, custodian or futures commission merchant satisfactory to the Administrative Agent, provided, that prior to such transfer, such successor broker, custodian or futures commission merchant shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Administrative Agent.

        SECTION 5.    Protection of Broker.    The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

        SECTION 6.    Termination.    This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Administrative Agent that (i) all of the Obligations (excluding unmatured contingent reimbursement and indemnification obligations, and obligations that arise under any Specified Hedge Agreement) secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Broker shall thereafter be relieved of all duties and obligations hereunder.

        SECTION 7.    Waiver; Priority of Administrative Agent's Interests.    Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreement, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreement, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Administrative Agent and the Grantor in the Collateral, the Broker does not know of any claim to or security interest or other interest in the Collateral.

        SECTION 8.    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail and sent by first-class mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor's and the Administrative Agent's addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker's address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Broker] [Address of Broker]
Attention:
Telephone:	( ) -
Telecopy:	( ) -

        SECTION 9.    Amendments in Writing.    None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

        SECTION 10.    Entire Agreement.    This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        SECTION 11.    Execution in Counterparts.    This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 12.    Successors and Assigns.    This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

        SECTION 13.    Governing Law and Jurisdiction.    This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

        SECTION 14.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

        IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]
By:
Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:
Name: Title:
[NAME OF BROKER]
By:
Name: Title:

Annex 1 to
Guarantee and Collateral Agreement

        ASSUMPTION AGREEMENT, dated as of                        , 200    , made by                        , a                        (the "Additional Grantor"), in favor of Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions and entities (the "Lenders") parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS:

        WHEREAS, Wynn Las Vegas, LLC (the "Borrower"), the Lenders, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, JPMorgan Chase Bank, as joint documentation agent, and the Administrative Agent have entered into a Credit Agreement, dated as of October 30, 2002 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 30, 2002 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

        WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

        WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

        NOW, THEREFORE, IT IS AGREED:

        1.    Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules                        to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made by such Additional Grantor on and as of such date.

        2.    GOVERNING LAW.    SUBJECT TO COMPLIANCE WITH APPLICABLE NEVADA GAMING LAWS, THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name: Title:

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  Exhibit 10.20